Exhibit 99.1
For Immediate Release
Local.com® Raises Second Quarter
and Full Year 2010 Guidance
IRVINE, CA, June 2, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that financial results for the second quarter and full year 2010 are expected to exceed the company’s previously reported guidance.
The company expects total revenue for the second quarter to be between $22.3 million and $22.8 million, which at the midpoint represents a 21% sequential increase over the first quarter of 2010. The company expects Adjusted Net Income for the second quarter 2010 to be between $3.3 million and $3.5 million or between $0.19 and $0.20 per diluted share, which assumes 17.5 million diluted shares outstanding. The increase in the number of diluted shares outstanding from the previously projected 16.7 million shares is due primarily to the positive performance in the company’s stock price. For the full year 2010 the company now expects revenue to be between $87 million and $90 million, which at the midpoint represents a 57% increase over 2009.
“We continue to perform well across our business and remain disciplined in our strategy of focusing on high-growth, high-margin revenue streams within our three business units,” said Heath Clarke, Local.com chairman and CEO. “During the second quarter we expanded our product development initiatives to the largest level since 2005, and we expect this to continue into the third quarter. Despite this investment, we are projecting an increase in our adjusted net income margin from nearly 14% in the first quarter 2010 to over 15% in the second quarter. Once deployed, we expect these new products to provide further margin expansion opportunities for our business via increased organic traffic to our site and network.”
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges, gain or loss on warrant revaluation; and non-recurring items.
Projected Q2 2010 Adjusted Net Income Factors include:
•	Interest expense of $50,000
•	State Tax Provision Expense $75,000 and $100,000
•	Depreciation Expense of $375,000
•	Amortization Expense of $1,500,000
•	Stock Compensation Expense of $600,000
•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

* The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we, in turn, cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but do report GAAP results.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Over 70,000 small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plan,’ ‘expect,’ ‘intend,’ ‘project,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and web-hosting products, expand our advertiser and distribution networks, operate as multiple business units, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income (Loss)” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure.
Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Local.com Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Local.com Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com